UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2008 (June 9, 2008)

International Textile Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23938	33-0596831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

804 Green Valley Road, Suite 300, Greensboro, North Carolina 27408

(Address, Including Zip Code, of Principal Executive Offices)

(336) 379-6220

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address,

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

Effective as of June 9, 2008, the stockholders of International Textile Group, Inc. (the “Company”) approved and ratified the adoption of the Company’s 2008 Equity Incentive Plan (the “Plan”) pursuant to an action by written consent taken in lieu of a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

A description of the material terms and provisions of the Plan is included in the Company’s Schedule 14C Information Statement, filed with the Securities and Exchange Commission on May 20, 2008. A copy of the Plan is being filed herewith as Exhibit 10.1 and is incorporated herein by this reference.

Section 5 – Corporate Governance and Management

Item 5.03.    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the approval and ratification of the Plan, the Board adopted, and on June 10, 2008 the Company filed with the Secretary of State of the State of Delaware, a certificate of designation (the “Certificate of Designation”) relating to shares of a newly created Series B convertible preferred stock of the Company (the “Series B Preferred Stock”) authorized to be issued pursuant to the Plan.

The Certificate of Designation provides the following:

•	The Company is authorized to issue up to 5,000,000 shares of Series B Preferred Stock;

•

Shares of Series B Preferred Stock rank (i) senior to the Company’s common stock and all other classes of stock which by their terms provide that they are junior to the Series B Preferred Stock or do not specify their rank, (ii) on parity with all other classes of stock which by their terms provide that such classes rank on parity with shares of Series B Preferred Stock, and (iii) junior to the Company’s Series A convertible preferred stock and all other classes of stock which by their terms provide that they are senior to the Series B Preferred Stock, in each case with respect to rights on dividends and on a liquidation, winding up or dissolution of the Company;

•

Upon any liquidation, winding up or dissolution of the Company, holders of shares of Series B Preferred Stock will be entitled to receive $25.00 per share, plus any declared but unpaid dividends, prior and in preference to any payment on any junior securities;

•

Shares of Series B Preferred Stock will automatically convert into shares of the Company’s common stock upon the completion of a qualified Public Offering (as defined in the Certificate of Designation) of common stock by the Company at a ratio equal to $25.00 divided by the public offering price per share in such Public Offering. Notwithstanding this, however, if the total number of shares of common stock to be issued upon such automatic conversion would exceed the maximum number of shares of common stock then available for issuance pursuant to awards under the Plan, then the conversion ratio for the Series B Preferred Stock will be adjusted such that the total number of shares of common stock to be issued upon such conversion will equal the number of shares of common stock then available for issuance pursuant to awards under the Plan; and

•

Shares of Series B Preferred Stock will vote together with all other classes and series of stock of the Company on all matters submitted to a vote of the Company’s stockholders. Each share of Series B Preferred Stock will be entitled to one vote per share on all such matters.

Section 9 – Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Number	Name
10.1	International Textile Group, Inc. 2008 Equity Incentive Plan

10.2	Form of Restricted Stock Award Agreement Under the International Textile Group, Inc. 2008 Equity Incentive Plan

10.3	Form of Performance Share Award Agreement Under the International Textile Group, Inc. 2008 Equity Incentive Plan

99.1	Certificate of Designation of Series B Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL TEXTILE GROUP, INC.

By:	/s/ Neil W. Koonce
Name:	Neil W. Koonce
Title:	Vice President and General Counsel

Date: June 11, 2008